Exhibit 5.1

[LETTERHEAD OF ROGERS & HARDIN LLP]

April 18, 2012

Ameris Bancorp

310 First St., SE

Moultrie, GA 31768

Ladies and Gentlemen:

We have acted as counsel to Ameris Bancorp, a Georgia corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date of this letter, on behalf of selling securityholders (the “Selling Securityholders”), relating to 52,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Securities”). The Securities were issued pursuant to a Letter Agreement, dated as of November 21, 2008, incorporating the terms of the Securities Purchase Agreement — Standard Terms, between the Company and the United States Department of the Treasury (the “Purchase Agreement”).

In giving the opinions hereinafter set forth, we have examined and relied upon, among other things: (i) the Registration Statement; (ii) the Purchase Agreement; (iii) the Company’s Articles of Incorporation, as amended; (iv) the Company’s Amended and Restated Bylaws; (v) certain resolutions of the Company’s Board of Directors; and (vi) originals or copies, certified or otherwise identified to our satisfaction, of such other agreements, documents, instruments and records as we have deemed necessary or appropriate under the circumstances for us to express the opinions hereinafter set forth. As to various factual matters, we have relied upon certificates of officers of the Company and certificates and orders of various public officials. In making the foregoing examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority of the person or persons who executed each of such documents on behalf of any person or entity other than the Company, the correctness and accuracy of all certificates of officers of the Company and the correctness and accuracy of all certificates and orders of various public officials. We have also made such investigations of law as we have deemed appropriate.

We are members of the Bar of, and are admitted to practice law in, the State of Georgia. Accordingly, we do not express any opinion concerning any law other than the laws of the State of Georgia and the federal laws of the United States of America.

Subject to the foregoing and the other matters set forth herein, it is our opinion that the Securities to be sold by the Selling Securityholders have been duly authorized and are validly issued, fully paid and nonassessable.

Our conclusions are limited to the matters expressly set forth as our “opinion” in the immediately preceding paragraph, and no opinion is implied or to be inferred beyond the matters expressly so stated. It is possible that future changes or developments in facts, circumstances or applicable law could alter or affect the opinions expressed herein; however, we do not undertake to update or supplement these opinions or to otherwise advise the Company or any other person of any change in respect of any event, circumstance, law, code, statute, rule or regulation, or its construction or application, that becomes relevant after the date hereof.

It is understood that the opinions expressed herein are to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm in the prospectus included in the Registration Statement under the heading “Legal Matters.” In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Rogers & Hardin LLP
ROGERS & HARDIN LLP